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                                                                   EXHIBIT 10.02

                       SIXTH AMENDMENT TO CREDIT AGREEMENT

        THIS SIXTH AMENDMENT TO CREDIT AGREEMENT (the "Amendment"), dated as of September 23, 1999, effective for all purposes as of July 20, 1999, is entered into by and between SYMANTEC CORPORATION (the "Borrower") and BANK OF AMERICA, N.A., formerly known as Bank of America National Trust and Savings Association (the "Bank").

                                    RECITALS

        A. The Borrower and the Bank are parties to a Second Amended and Restated Credit Agreement dated as of March 28, 1996, as amended by a First Amendment to Credit Agreement dated as of October 17, 1996, a Second Amendment to Credit Agreement dated as of March 3, 1997, a Third Amendment to Credit Agreement dated as of March 29, 1998, a Fourth Amendment to Credit Agreement dated as of May 28, 1998, and a Fifth Amendment to Credit Agreement dated as of January 26, 1999, effective as of January 1, 1999 (as so amended, the "Credit Agreement") pursuant to which the Bank has extended certain credit facilities to the Borrower and certain of its Subsidiaries or Affiliates, on and subject to the terms and conditions set forth therein.

        B. The Borrower has requested that the Bank agree to certain amendments of the Credit Agreement.

        C. The Bank is willing to amend the Credit Agreement, subject to the terms and conditions of this Amendment.

        NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to them in the Credit Agreement.

        2.  Amendments to Credit Agreement.

               (a) Section 1.01 of the Credit Agreement shall be amended at the defined term "Optional Currency" by amending and restating such defined term in its entirety to read as follows:

                      "Optional Currency" means Australian Dollars, Canadian
               Dollars, Deutsche Marks, euro (the single currency of participating member states of the European Union), French Francs, Japanese Yen, Pounds Sterling, Swiss Francs, and any other lawful currency which is freely transferable and convertible into Dollars selected by the Borrower and agreed to by the Bank. The Bank may, from time to time, in its sole discretion, advise the Borrower that a currency is no longer an Optional Currency, including by reason of the introduction of the euro.

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               (b) Article 7 of the Credit Agreement shall be amended by
inserting the following new Section 7.16 immediately following Section 7.15:

                      7.16 Year 2000. The Borrower has (a) initiated a review
               and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by customers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications and devices containing imbedded computer chips used by the Borrower or any of its Subsidiaries (or their respective customers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (b) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (c) to date, implemented that plan in accordance with that timetable. Based on the foregoing, the Borrower believes that all computer applications and devices containing imbedded computer chips (including those of its and its Subsidiaries' customers and vendors) that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000, except to the extent that a failure to do so could not reasonably be expected to have a material adverse effect on the Borrower's consolidated financial condition or results of operations or its ability to perform its obligations hereunder or under any instrument or agreement required hereunder.

               (c) Section 8.04 of the Credit Agreement shall be amended in its entirety to read as follows:

                      8.04 Tangible Net Worth. Maintain as of the last day of
               any fiscal quarter (on a consolidated basis) Tangible Net Worth during the period beginning on April 3, 1999, in an amount equal to at least 85 percent of Tangible Net Worth as of April 2, 1999, plus (a) 75 percent of net income after income taxes (without subtracting losses) earned in each quarterly accounting period commencing after April 2, 1999, plus (b) 100 percent of Equity Proceeds, less (c) the lesser of (i) the amount of goodwill directly related to the acquisition by the Borrower of Unified Research Laboratories, Inc., and (ii) $50,000,000.

        3. Representations and Warranties. The Borrower hereby represents and warrants to the Bank as follows:

               (a) No event which is or, with the lapse of time or notice or both would be, an Event of Default has occurred and is continuing.

               (b) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any governmental authority) in order to be effective and enforceable. The Credit Agreement as amended by this Amendment constitutes the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with its respective terms, without defense,

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counterclaim or offset.

               (c) All representations and warranties of the Borrower contained in the Credit Agreement are true and correct.

               (d) The Borrower is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Bank or any other Person.

        4. Reservation of Rights. The Borrower acknowledges and agrees that the execution and delivery by the Bank of this Amendment shall not be deemed to create a course of dealing or otherwise obligate the Bank to forbear or execute similar amendments under the same or similar circumstances in the future.

        5. Guarantor Acknowledgement and Consent. The Borrower, in its capacity as a guarantor under any guaranty given to the Bank or an affiliate thereof guaranteeing the obligations of any Borrowing Entities, acknowledges and consents to the execution, delivery and performance hereof by the parties hereto and reaffirms and agrees that any such guaranty is in full force and effect, without defense, offset or counterclaim.

        6.  Miscellaneous.

               (a) Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement are and shall remain in full force and effect and all references therein and in the other Loan Documents to such Credit Agreement shall henceforth refer to the Credit Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement.

               (b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.

               (c) This Amendment shall be governed by and construed in accordance with the law of the State of California.

               (d) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the Bank of a facsimile transmitted document purportedly bearing the signature of the Borrower shall bind the Borrower with the same force and effect as the delivery of a hard copy original. Any failure by the Bank to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document which hard copy page was not received by the Bank.

               (e) This Amendment, together with the Credit Agreement, contains the entire and

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exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Amendment supersedes all prior drafts and communications with respect thereto. This Amendment may not be amended except in a writing signed by each of the parties.

               (f) If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Credit Agreement, respectively.

               (g) The Borrower covenants to pay to or reimburse the Bank, upon demand, for all costs and expenses (including allocated costs of in-house counsel) incurred in connection with the development, preparation, negotiation, execution and delivery of this Amendment.

               IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

                                    SYMANTEC CORPORATION

                                    By:      /S/ Gregory Myers
                                          --------------------
                                    Name:  Gregory E. Myers
                                          --------------------
                                    Title: CFO & VP, Finance
                                          --------------------

                                    BANK OF AMERICA, N.A., FORMERLY KNOWN AS
                                    BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                    ASSOCIATION

                                    By:      /S/ Fred L. Thorne
                                          --------------------
                                    Name:  Fred L. Thorne
                                          --------------------
                                    Title: Managing Director
                                          --------------------